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Exhibit 10.5.2

                                 FIRST AMENDMENT
                                       TO
                             SUMMIT PROPERTIES INC.
                 1996 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN


A. The Summit Properties Inc. 1996 Non-Qualified Employee Stock Purchase Plan (the "Plan") is hereby amended as follows:

         1. Section 2.7 is hereby amended by deleting said Section in its entirety and substituting therefor the following:

                  "2.7 Election Period shall mean a period which (a) shall come before a related Purchase Period and (b) shall continue until the last business day of the Purchase Period."

B. The effective date of this First Amendment shall be January 1, 1997.

C. Except as amended herein, the Plan is confirmed in all other respects.